Exhibit 10.3

CONFIDENTIALITY AND ASSIGNMENT OF INVENTIONS AGREEMENT

This CONFIDENTIALITY AND ASSIGNMENT OF INVENTIONS AGREEMENT (the “Agreement”) is by and between Cardiovascular Systems, Inc. (the “Corporation”) and the individual named on the signature page hereof (“Employee”).

RECITALS

A.    The Corporation is engaged in the business of researching, designing, developing, manufacturing and marketing medical devices for the treatment of cardiovascular disease.

B.    The Corporation, through its research, development and expenditure of funds, has developed confidential and proprietary information, including trade secrets.

C.    Employee desires to commence his/her employment with the Corporation and the Corporation desires to employ Employee under the terms and conditions of this Agreement.

D.    During his/her employment, Employee will have access to the Corporation’s valuable Confidential Information (as defined below), may contribute to Confidential Information and acknowledges that the Corporation will suffer irreparable harm if Employee uses Confidential Information outside his/her employment or makes unauthorized disclosure of Confidential Information to any third party.

AGREEMENT

In consideration of the above recitals and the promises set forth in the Agreement, and in consideration of Employee’s employment with the Corporation, the parties agree as follows:

1.    Nature and Capacity of Employment. The Corporation will employ Employee as Interim Chief Executive Officer and President.

2.     Return of Property.

a.    Immediately upon termination of employment for any reason (or at such earlier time as requested by the Corporation), Employee will deliver to the Corporation all Confidential Information and all physical property of the Corporation or any of its prospective or current customers in the possession or control of Employee, including all products, equipment, product specifications, drawings, work in progress, research data, models, prototypes, notes, software programs, project plans, sales and marketing materials, business and product development materials, advertising materials, media materials, customer and client lists, customer account records, training and operations material and memoranda, personnel records, code books, pricing information, business practices, business policies, methods of operation, advertising strategies, business plans and strategy, financial information, information submitted to the Corporation by its customers, clients, suppliers, employees, consultants or co-ventures, prospective or existing customers of the

Corporation, and other information concerning or relating to the business, accounts, customers, suppliers, employees and affairs of the Corporation, together with any similar materials, whether or not of a secret or confidential nature, and all copies of any of the foregoing that are in any way related to the Corporation’s business and that Employee has in its possession or that are subject to Employee’s control. Neither the execution of this Agreement nor the furnishing of any Confidential Information hereunder will be construed as the Corporation granting to Employee, either expressly, by implication, estoppel or otherwise, any license under any invention, patent, copyright or trade secret, now or hereafter owned or controlled by the Corporation.

b.    If Employee fails to return the Corporation’s property, products and/or equipment to the Corporation within 24 hours of demand by the Corporation, by signing below, Employee voluntarily authorizes the Corporation to deduct the monetary value of such property, products and/or equipment, as determined in the Corporation’s sole discretion, from any money that the Corporation may owe Employee for wages, commissions, bonuses, paid time off, or any other advances or reimbursements due to Employee. If the amount the Corporation owes Employee is insufficient to cover the amount Employee owes under this Agreement, Employee will pay the remaining balance to the Corporation within ten business days of the Corporation’s demand for payment. Additionally, the Corporation may treat the property, products and/or equipment as stolen property and take all necessary actions to recover it, including notifying law enforcement.

3.    Use and Disclosure of Confidential Information. The Corporation has and will disclose to Employee, and Employee will have access to, certain confidential and proprietary information of the Corporation, including product specifications, drawings, work in progress, research data, models, prototypes, notes, project plans, business and product development materials, creations, ideas, concepts, trade secrets, know-how, techniques, Inventions, Works, methodologies, software programs, computer hardware, media materials, sales and marketing materials, advertising materials, customer and client lists, customer account records, training and operations material and memoranda, personnel records, code books, pricing information, business practices, business policies, methods of operation, advertising strategies, business plans and strategy, financial information, information submitted to the Corporation by its customers, clients, suppliers, employees, consultants or co-ventures, prospective or existing customers of the Corporation, and other confidential or proprietary information concerning or relating to the business, accounts, customers, suppliers, employees and affairs of the Corporation (collectively, “Confidential Information”). Employee acknowledges that such Confidential Information is of significant value to the Corporation and that the unauthorized use or the disclosure of such information could result in significant business or financial loss to the Corporation that may be difficult to measure in monetary amounts. Employee will not disclose any Confidential Information to any individual, business, firm or corporation, other than the Corporation and its authorized representatives, at any time during or after the term of this Agreement. Except as required in the regular course of performing Employee’s duties under this Agreement, Employee will not permit any person to examine or make copies or reproductions of any documents or other information containing Confidential Information. Employee’s obligations under this

Paragraph are unconditional and will not be excused by any conduct on the part of the Corporation, except prior voluntary disclosure to the general public by the Corporation of the information.

4.    Ownership of Intellectual Property.
a.     Copyrights. All works of authorship fixed in any tangible medium of expression created by Employee during the course and scope of his or her employment with the Corporation (“Works”) will be and remain exclusively owned by the Corporation. Each such Work created by Employee will be considered a “work made for hire,” as defined by the Copyright Act of 1976, Title 17 of the United States Code, as now enacted or later amended or in any applicable successor statute, and the Corporation may file applications to register copyright in such Works as author and copyright owner thereof. If, for any reason, a Work created by Employee is excluded from such definition of a “work made for hire,” then Employee hereby assigns, sells, and conveys to the Corporation Employee’s entire rights, title and interests in and to such Works, including the copyright therein, free and clear of any liens, claims or other encumbrances. Employee will execute any documents that the Corporation deems necessary in connection with the assignment of such Work and copyright therein. Employee will take whatever steps and do whatever acts the Corporation requests, including placement of the Corporation’s proper copyright notice on Works created by Employee to secure or aid in securing copyright protection in such Works and will assist the Corporation or its nominees in filing applications to register claims of copyright in such Works. The Corporation will have free and unlimited access at all times to all Works and all copies thereof and will have the right to claim and take possession on demand of such Works and copies.
b.    Assignment of Inventions. All rights, title and interest in and to all discoveries, concepts and ideas, whether patentable or not, including any apparatus, processes, methods, compositions of matter, techniques and formulae, as well as improvements thereof or know-how related thereto (“Inventions”), relating to any present or prospective product, process or service of the Corporation that Employee conceives or makes relating to the Corporation’s business, including any domestic and foreign patent applications and patents related to such Inventions, are hereby assigned to the Corporation (“Assignment”). This Assignment will not apply to Inventions for which no equipment, supplies, facility or trade secret information of the Corporation was used and that was developed entirely on Employee’s own time, and (1) that does not relate (a) directly to the business of the Corporation or (b) to the Corporation’s actual or demonstrably anticipated research or development, or (2) that does not result from any work performed by Employee for the Corporation.
c.    Employee will, without further consideration:
1.    inform the Corporation promptly and fully of any Inventions and provide written reports setting forth in detail the procedures employed and the results achieved;

2.    assign to the Corporation all of Employee’s rights, title and interests in and to such Inventions, any applications for United States and foreign patents, and any United States and foreign issued patents;
3.    assist the Corporation to obtain United States and foreign patents for such Inventions as the Corporation may elect; and
4.    execute, acknowledge and deliver to the Corporation, at the Corporation’s expense, such written documents and instruments, and do such other acts, such as giving testimony in support of Employee’s inventorship, as may be necessary, in the opinion of the Corporation, to obtain and maintain the Corporation’s ownership in such Inventions and United States and foreign patents and patent applications for such Inventions and to vest the entire rights, title and interest in and to such Inventions and United States and foreign patents and patent applications for such Inventions in the Corporation and to confirm the Corporation’s complete ownership of such Inventions and United States and foreign patents and patent applications for such Inventions, patent applications and patents.
d.    Employee hereby irrevocably designates and appoints the Corporation and its duly authorized officers and agents as Employee’s agents and attorney-in-fact, to act for and on Employee’s behalf and instead of Employee, to execute and file any documents, applications or related findings and to do all other lawfully permitted acts to further the purposes set forth above in this Paragraph, including the perfection of assignment and the prosecution and issuance of patents, patent applications, copyright applications and registrations, trademark applications and registrations or other rights in connection with such Inventions and improvements thereto with the same legal force and effect as if executed by Employee.

5.    Employee’s Prior Contract Obligations and Intellectual Property Rights. Employee represents and warrants that, unless otherwise disclosed to the Corporation on the Employee’s Statement of Prior Contract Obligations and Claimed Intellectual Property Rights attached to this Agreement as Exhibit A, Employee is not bound by a non-compete or confidentiality agreement from a prior or current employer, individual or entity that is or would be inconsistent or in conflict with this Agreement or would prevent, limit or impair in any way the performance by Employee of his/her obligations hereunder, including any duties owed to any former employers not to compete, and Employee’s employment hereunder does not breach any agreement or duty to any third party. Employee will not disclose or use in any way during the term of employment with the Corporation any confidential, proprietary or trade secret information that Employee may have acquired or retained in any way as a result of a prior employment or other relationship with any third party, and Employee has not brought and will not bring any documents, materials of a former employer or other third party that are not otherwise generally available to the public without the express written authorization of said former employer or third party.

6.    Miscellaneous.

6.1    Survival of Restrictions. The obligations and restrictions contained in this Agreement will survive the termination of this Agreement and Employee’s employment and will apply no matter how Employee’s employment terminates and regardless of whether his/her termination is voluntary or involuntary.
6.2    Unconditional Obligations. It is intended that the obligations of Employee to perform pursuant to the terms of this Agreement are unconditional and do not depend on the performance or nonperformance of any agreements, duties or obligations between the Corporation and Employee not specifically contained in this Agreement.

6.3    Remedies. If Employee breaches or threatens to breach any term of this Agreement, the Corporation will be entitled as a matter of right to injunctive relief (without the necessity of showing actual monetary damages or the posting of a bond or other security) and payment by Employee of its reasonable attorneys’ fees, costs and expenses incurred in connection with enforcing its rights under this Agreement, in addition to any other remedies available at law or equity.
6.4 Notification. By signing below, Employee authorizes the Corporation to notify third parties (including the Corporation’s competitors and customers) of the terms of this Agreement and Employee’s obligations hereunder.

6.5    Integration. This Agreement embodies the entire agreement and understanding among the parties relative to subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter. Employee’s obligations under this Agreement may not be canceled, modified or otherwise changed, except by another written agreement signed by the Corporation expressly referencing the applicable provision(s) hereunder.

6.6    Applicable Law; Venue; Jury Trial Waiver. The Corporation is headquartered in Minnesota. Therefore, this Agreement and the rights of the parties will be governed by and construed and enforced in accordance with the laws of the State of Minnesota (without regard to its choice of law provisions). The venue for any action hereunder will be in Hennepin County, in the State of Minnesota, whether or not such venue is or subsequently becomes inconvenient, and the parties consent to the exclusive jurisdiction of the courts of the State of Minnesota, County of Hennepin, and the U.S. District Court, District of Minnesota. Each of the parties knowingly and voluntarily waives all right to trial by jury in any action or proceeding arising out of or relating to this Agreement or for recognition or enforcement of any judgment.

6.7    Counterparts. This Agreement may be executed in counterparts, including by facsimile or electronic transmission, each of which will be deemed an original and all of which will constitute one instrument.

6.8    Successor and Assigns. This Agreement will inure to the benefit of and be binding upon the Corporation and its successors and assigns. The Corporation may assign this Agreement without the consent of Employee. The services to be performed by Employee are personal and, therefore, this Agreement is not assignable by Employee.

6.9    Interpretation. The captions set forth in this Agreement are for the convenience only and will not be considered as part of this Agreement or as in any way limiting or amplifying the terms and conditions hereof. All references in this Agreement to “days” refers to calendar days unless otherwise specified. The words “this Agreement,” “herein,” “hereby,” “hereunder” and “hereof,” and words of similar import, refer to this Agreement as a whole and not to any particular subdivision, unless expressly so limited. The words “this Article” and “this Paragraph” and words of similar import refer only to the Article or Paragraph hereof in which such words occur. The word “including” (in its various forms) means “including without limitation.”

6.10    Waivers. The Corporation’s action in not enforcing a breach of any part of this Agreement will not prevent the Corporation from enforcing it as to any other breach of this Agreement.

6.11    Severability. In the event that any provision hereof is held invalid or unenforceable by a court of competent jurisdiction, then that part should be modified by the court to make it enforceable to the maximum extent possible. If the part cannot be modified, then that part may be severed and the other parts of this Agreement will remain enforceable.
{Signature Page Follows}

NOW, THEREFORE, with the intention of being bound hereby, the parties have executed this Employment Agreement as of the dates set forth below.

CARDIOVASCULAR SYSTEMS, INC.

By: /s/ Laura Gillund                    Date: November 30, 2015
Name: Laura Gillund
Title: Vice President of Human Resources and Professional Development

EMPLOYEE:

/s/ Scott R. Ward                    Date: November 30, 2015
Scott R. Ward

Signature Page to Employment Agreement

Exhibit 10.3

EXHIBIT A

EMPLOYEE’S PRIOR CONTRACT OBLIGATIONS
AND INTELLECTUAL PROPERTY RIGHTS

Name of Employee:
Address:

1.    CONTRACT OBLIGATIONS. The following is a brief description of all contract obligations with third parties, including confidentiality agreements and non-compete agreements from former employers, to which I may continue to be bound after commencement of my employment with the Corporation.
If none, please write NONE.

2.    CLAIMED INTELLECTUAL PROPERTY RIGHTS. The following is a complete list, along with a brief description (without revealing any confidential or proprietary information of any third party) of all my claimed intellectual property rights, including all inventions, if any, whether patented or unpatented, copyright works, trademarks, or other rights and any work that I made or conceived of prior to my employment with the Corporation that I believe are not subject to the terms and conditions of the attached Employment Agreement.
If none, please write NONE.

I verify that the information I have written above is truthful and complete.

Date:                     Signed:_____________________________

Print Name: _________________________